UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2009

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-53330	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2009, the Board of Directors of Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), and on September 14, 2009, the Federal Housing Finance Agency, the company’s Conservator, approved additional compensation for John A. Koskinen and Robert R. Glauber for their service as Interim Chief Executive Officer and Interim Non-Executive Chairman, respectively, from March 2009 until August 2009. As we previously disclosed, during the period of their service in these interim positions, Messrs. Koskinen and Glauber continued to be compensated at the rate established for their original positions of Non-Executive Chairman and Board member, respectively. The additional compensation is as follows:

(i) Mr. Koskinen will receive an additional $250,685 for his service as Interim Chief Executive Officer, based on a pro rata application of the $900,000 base salary established for our Chief Executive Officer, less the amount of compensation otherwise paid to him for this period.

(ii) Mr. Glauber will receive an additional $49,315 for his service as Interim Non-Executive Chairman, based on a pro rata application of the $290,000 annual retainer established for our Non-Executive Chairman, less the amount of compensation otherwise paid to him for this period.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

September 18, 2009	By:	John R. Dye

Name: John R. Dye
Title: Senior Vice President - Principal Deputy General Counsel, Corporate Affairs